ASTROSYSTEMS, INC.
                        6 Nevada Drive
                 Lake Success, New York  11042

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    ____________________ , 1995

To the Stockholders of
Astrosystems, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of ASTROSYSTEMS, INC., a Delaware corporation (the "Company"), will be held at the Marriott Hotel at Nassau Coliseum, 101 James Doolittle Blvd., Uniondale, New York on ____________, 1995 at 10:00 A.M. for the following purposes:

         (1) To act upon a proposal to approve the adoption of a Plan of Complete Liquidation and Dissolution.

         (2) To elect a board of five Directors.

         (3)  To ratify the appointment of Richard A. Eisner &
Company, LLP as the Company's independent auditors for the fiscal year ending June 30, 1996.

         (4) To transact such other business as may properly come before the Meeting.

          Only stockholders of record at the close of business on __________, 1995 are entitled to notice of, and to vote at, the
Meeting or any adjournment or adjournments thereof.

                                  Elliot J. Bergman,
                                  Secretary

Lake Success, New York
__________, 1995


    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, ATTN: CORPORATE SECRETARY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                         ASTROSYSTEMS, INC.
                          6 Nevada Drive
                    Lake Success, New York  11042


                          PROXY STATEMENT


         This Proxy Statement is being mailed on or about __________, 1995 to all stockholders of record of Astrosystems, Inc. (the "Company") at the close of business on ___________, 1995 in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on _______________, 1995 or any adjournment thereof.

         All Proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the specifications made in such Proxies. In the absence of specified instructions, Proxies so received will be voted for the named nominees to the Company's Board of Directors (the "Board") and in favor of each of the other proposals indicated on the Proxy.

         The business to be conducted at the Meeting includes the approval of a Plan of Complete Liquidation and Dissolution of the Company (the "Plan"), a copy of which is attached as Exhibit A to this Proxy Statement. Pursuant to the Plan, the Company will sell such of its assets as are not to be distributed in kind to its stockholders and, subject to paying or providing for all claims, obligations and expenses of the Company, will be completely liquidated (i) by cash and in-kind distributions to stockholders pro rata and (ii) if required by the Plan or deemed necessary by the Board of Directors, by a final liquidating distribution of its then remaining assets to a liquidating trust established for the benefit of the then stockholders. The Board may, in its discretion, also distribute assets to any such liquidating trust, from time to time, as an interim distribution of assets.
Should the Board determine that a liquidating trust is required by the Plan or is otherwise necessary, appropriate or desirable, approval of the Plan will constitute stockholder approval of the appointment by the Board of one or more liquidating trustees and the execution of a liquidating trust agreement with the trustees on such terms and conditions as the Board, in its absolute discretion, shall determine. In addition, approval of the Plan will constitute stockholder approval of any and all sales of assets of the Company approved by the Board or, if applicable, the trustees of any liquidating trust. See "Proposed Plan of Complete Liquidation and Dissolution" for a complete description of the Plan.

         The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that Proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment. A Proxy may be revoked at any time before being voted by written notice to such effect received by the Company at the address set forth above, attn:
Corporate Secretary, by delivery of a subsequently dated Proxy or by a vote cast in person at the Meeting. The Company will pay the entire expense of soliciting Proxies, which solicitation primarily will be by use of the mails, but certain Directors, officers and employees of the Company may solicit Proxies in person or by telephone, telecopier or telegram, without special compensation.

         The total number of shares of Common Stock of the Company outstanding and entitled to vote as of ___________, 1995 was 4,588,732. The shares of Common Stock are the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. A majority of the shares outstanding and entitled to vote as of _______________, 1995, or 2,294,367 shares, must be present at the Meeting in person or by Proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on _______________, 1995 will be entitled to vote. With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will have no effect as Directors shall be elected by a plurality of the votes cast in favor. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of the votes cast on the proposals presented to stockholders. Since the approval and adoption of the proposed Plan requires the approval of a majority of the outstanding shares, abstentions will have the effect of a negative vote. Broker non-votes are not counted as present for purposes of determining whether a particular proposal has been approved. Accordingly, they will also have the effect of a negative vote with respect to the adoption and approval of the Plan. Since the proposed ratification of the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending June 30, 1996 requires the approval of a majority of the shares present and voting at the Meeting, abstentions will have the effect of a negative vote while broker non-votes will have no effect.

         A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at the Company's offices, 6 Nevada Drive, Lake Success, New York, for a period of ten days prior to the Meeting and will also be available at the Meeting. The Company's telephone number is (516) 328-1600.


          PROPOSED PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

General

         The Company is proposing a Plan of Complete Liquidation and Dissolution for approval by the stockholders at the Meeting. A copy of the Plan is attached as Exhibit A to this Proxy Statement. Certain material features of the Plan are summarized below; these summaries do not purport to be complete and are subject in all respects to the provisions of, and are qualified in their entirety by reference to, the Plan. STOCKHOLDERS ARE URGED TO READ THE PLAN IN ITS ENTIRETY.

Background and Reasons for the Plan; Directors' Recommendations

         In furtherance of the Company's objective to maximize values realized by its stockholders, the Board of Directors of the Company has reviewed and considered the potential liquidation value of the Company in relation to the current and historical market trading values of its Common Stock, as well as the Company's financial condition and results of operations. Although the Company has not received any report, opinion or appraisal from an outside party related to its liquidation, it is the view of the Board that the Company's Common Stock historically has traded at a discount from the net value of the Company's assets. This view is based upon a comparison of the historical and present market value of the Company's Common Stock with the value of the Company's assets. In this connection, management has estimated the asset values of its three operating divisions, as well as the value of the Company's investment securities, cash and other tangible and intangible assets. The values were established using Company data and informal consultations with financial advisors.

         The Board explored various alternatives to the liquidation of the Company, including the possibility of the Company continuing its operations. Since its inception, the Company's primary business has been in defense electronics. The Company's revenues in this area have been declining since fiscal year 1992 and, due to a continuing decline in defense budgets, severe price competition from low cost geographical areas and corporate consolidations, the prospects for the Company' defense business are not promising. In addition, high fixed overhead costs necessitated by defense contracts, coupled with a declining business base, have been tending to make the Company non-competitive. Although the prospects for some of the Company's commercial products are promising, the revenues would not be sufficient in the near future to sustain the Company.

         The Board believes that it is in the best interests of the Company's stockholders to distribute to them the Company's net assets primarily through cash distributions. Certain assets may be distributed in kind, either directly or via a liquidating trust. The Board believes that the liquidation value per share of the Company's Common Stock is likely to exceed its probable trading value in the foreseeable future absent the proposed liquidation. No assurances can be given as to the foregoing. In addition, no assurances can be given that, as a consequence of the liquidation, holders of the Company's Common Stock will receive aggregate value which exceeds the prices at which the Company's Common Stock has generally traded.

         In adopting the Plan, the Board recognized that stockholders, depending on the tax basis in their shares, may be required to recognize gain for tax purposes upon receipt of distributions in liquidation and upon the transfer of the assets to a liquidating trust. See "Certain Federal Income Tax Consequences".

         The high and low sale prices of a share of the Company's
Common Stock on _____________, the date preceding the public announcement of the proposed Plan, were $_________ and $_________, respectively.

         BASED UPON THE FOREGOING, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN. CERTAIN MEMBERS OF THE BOARD OF DIRECTORS MAY BE DEEMED TO HAVE A POTENTIAL CONFLICT OF INTEREST IN RECOMMENDING APPROVAL OF THE PLAN. SEE "POTENTIAL CONFLICT OF INTEREST OF CERTAIN MEMBERS OF THE BOARD OF DIRECTORS."

         If the Plan is not approved by the stockholders, the Board of Directors will explore the alternatives then available for the future of the Company.

Potential Conflict of Interest of Certain Members of the Board of
Directors

         In connection with their employment as executive officers of the Company, three Directors (Messrs. Barth, Bergman and G. Steinberg) are parties to employment agreements (the "Employment Agreements") which do not have fixed termination dates and which require that the Company give three years' notice of termination. Depending on the final date of liquidation, these directors may be entitled to payments of up to approximately $2,245,000 in the aggregate over such three year period notwithstanding that their responsibilities in liquidating and dissolving the Company may be less than their present responsibilities. Hence, these members of the Board of Directors may be deemed to have a potential conflict of interest with respect to approval of the Plan. See "Executive Compensation and Certain Transactions-Employment Agreements."

Principal Provisions of the Plan; Abandonment or Amendment

         The Plan provides for the following:

         (a) The Company will distribute to its stockholders in kind or sell or otherwise dispose of all its property and assets. The determination of which assets will be sold and which will be distributed to the Company's stockholders in kind will be based upon management's judgment as to whether the sale or distribution of a particular asset will result in realization of the highest possible value to the Company's stockholders. Sales of the Company's assets will be made on such terms as are approved by the Board. Unsold assets, if any (other than property distributed in kind to stockholders) may be transferred to a liquidating trust at any time in the discretion of the Board. Unsold and undistributed assets must be transferred to a liquidating trust by the fourth anniversary of the approval of the Plan by the Company's stockholders and thereafter would be sold or otherwise disposed of on terms approved by its trustees. No further stockholder votes will be solicited with respect to approval of specific terms of sales of assets approved by the Board of Directors or, if applicable, the trustees of any such liquidating trust.

         (b) Subject to payment or provision for payment of the Company's indebtedness and other obligations, including tax liabilities, the cash proceeds of any such sales, together with other available cash, will be distributed from time to time pro rata to the holders of the Company's Common Stock on record dates selected by the Board for such distributions. The Company has no current or long-term indebtedness. The Company may establish a contingency reserve in an amount determined by the Board to be sufficient to satisfy the liabilities, expenses and obligations of the Company not otherwise paid, provided for or discharged (the "Contingency Reserve"). The net balance, if any, of any such Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations (including interest earned on cash in the Contingency Reserve), also will be distributed to the Company's stockholders pro rata or to the liquidating trust. No assurances can be given that available cash, amounts received on the sale of assets and interest income will be adequate to provide for the Company's obligations, liabilities, expenses and claims and to make cash distributions to stockholders. Furthermore, the Company may, as authorized by the Board of Directors, repurchase shares of Common Stock from stockholders in open market purchases. Such purchases would decrease amounts distributable to remaining stockholders if the Company were to pay amounts in excess of the per share values ultimately distributable in respect of the shares purchased and would increase amounts distributable to remaining stockholders if the Company were to pay amounts less than the per share values ultimately distributable in respect of such shares. See "Liquidating Distributions" and "Contingent Liabilities; Contingency Reserve; Liquidating Trust" below.

         (c) As indicated above, if all the Company's assets are not sold or distributed prior to the fourth anniversary of the approval of the Plan by the Company's stockholders, the Company must transfer the assets not sold or distributed (including any Contingency Reserve) to a liquidating trust. Prior to the fourth anniversary of the approval of the Plan by the Company's stockholders, the Company may, in its discretion, transfer such of its assets as have not been previously sold or distributed (including the Contingency Reserve) to such a liquidating trust. In the event a liquidating trust is established, the Company would distribute pro rata to the holders of its Common Stock beneficial interests in such liquidating trust ("Interests").
It is anticipated that the Interests will not be freely transferable; hence, although the recipients of the Interests will be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust and will thereafter take into account for tax purposes their allocable portion of any income, expense, gain or loss realized by such trust, the recipients of the Interests will not realize the value thereof unless and until such trust distributes cash or other assets to them, which will be solely in the discretion of the trustee.

         (d) The Company will close its transfer books on the earlier to occur of the final liquidating distribution or the dissolution of the Company under Delaware law, and thereafter will not record any further transfers of its Common Stock nor issue any new stock certificates, other than replacement certificates. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust" and "Final Record Date" below.

         (e) A Certificate of Dissolution will be filed with the State of Delaware completing the liquidation and dissolution process. Except for compliance with applicable rules and regulations of the Securities and Exchange Commission (the "SEC") in connection with distribution by the Company to its stockholders of securities held by the Company, no federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

         Under the Plan, if the Board of Directors determines that liquidation and dissolution are not in the best interests of the Company or its stockholders, the Board may direct that the Plan be abandoned. The Company nevertheless may cause the performance, without further stockholder approval, of any contract for the sale of assets theretofore executed which the Board of Directors deems to be in the best interests of the Company. The Board also may amend or modify the Plan if it determines such action to be in the best interests of the Company or its stockholders, without the necessity of further stockholder approval.

Liquidating Distributions

         Although the Board has not established a firm timetable for distributions to stockholders if the Plan is approved, the Board will, subject to exigencies inherent in winding up the Company's business, make such distributions as promptly as practicable. The Company anticipates making the first cash distribution in 1996. The Board is, however, currently unable to predict the precise amount of any distributions of cash pursuant to the Plan. The actual amount and timing of, and record date for, all distributions will be determined by the Board of Directors, in its sole discretion, and will depend in part upon the Board's determination as to whether particular assets are to be distributed in kind or otherwise disposed of, and the amounts deemed necessary by the Board to pay or provide for all the Company's liabilities and obligations. The Company does not plan to satisfy all of its liabilities and obligations prior to making distributions to its stockholders, but instead will reserve assets deemed by management to be adequate to provide for satisfying such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust." Management believes that the Company has sufficient cash to pay its current and accrued obligations without the sale of any of its assets. Uncertainties as to the net value of assets and the ultimate amount of liabilities make it impracticable to predict the aggregate net values ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll, local taxes and miscellaneous office expenses) will continue to accrue following approval of the Plan, and the Company anticipates that expenses for professional fees and other expenses of liquidation will be significant. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. While the Company does not believe that a reliable estimate of those expenses can presently be made, management believes that available cash, interest income and the amounts which will be received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, no assurances can be given as to the foregoing.

         If securities held by the Company are distributed to stockholders, applicable rules and regulations of the SEC will be complied with.

Disposition of Certain Assets

         The Plan gives to the Board of Directors of the Company the power to sell all the assets of the Company. As of the date hereof, no sale of any assets of the Company has been consummated and no definitive agreement has been entered into. See, however, "Operating Divisions and Subsidiary" below for a discussion of a letter of intent entered into by the Company with respect to the sale of one of its divisions. Any sale will only be made after the Board of Directors has determined that such sale is in the best interest of the stockholders.

         Following are the principal assets of the Company, together with a brief description of the Company's current plans to sell or distribute them.

    Marketable Securities

         As of ___________________, the Company had $___________ in
marketable securities. These are primarily short and intermediate term liquid instruments such as U.S. Treasury Notes which will be sold or held to maturity to maximize stockholder value, as determined by the Board of Directors.

    Operating Divisions and Subsidiary

         The Company's two operating divisions, Defense Electronics Division and Industrial Automation Division ("Industrial"), and wholly- owned subsidiary, Behlman Electronics, Inc. ("Behlman"), will be offered for sale individually or in combination. If a sales price is not obtained which, in the opinion of the Board of Directors and its financial advisors, maximizes stockholder value, the Board may, in its sole discretion, decide to liquidate the divisions and subsidiary over a period of time which maximizes stockholder value.

         The Company has engaged OEM Capital ("OEM") as its exclusive financial advisor with respect to the possible sale of the divisions and Behlman and has agreed to pay OEM a graduated percentage (ranging between 5% and 1%) of the sales consideration.

         The Company has entered into a letter of intent with regard to the sale of Industrial. Revenues for Industrial were 13.8% of the Company's consolidated revenues for the fiscal year ended June 30, 1995. The consummation of the transaction contemplated by the letter of intent is subject to a number of conditions, including the execution of a definitive purchase agreement. No assurances can be given that the transaction will be completed. The consummation of the sale of Industrial is not contingent upon stockholder approval of the Plan.

         There are no arrangements in place with respect to the sale of the Defense Electronics Division or Behlman.

    AstroPower, Inc.

         The Company currently owns 32.3% of the Common Stock of AstroPower, Inc. ("AstroPower"). Assuming certain convertible Preferred Stock is converted into Common Stock by stockholders of AstroPower other than the Company, the Company's interest in AstroPower would be reduced to 22.8%. The Company has a zero basis in its AstroPower Common Stock. As there is currently no public market for the AstroPower Common Stock and there are certain restrictions on the transferability of such shares, the Board, in its sole discretion, will consider placing the Company's AstroPower Common Stock into a liquidating trust or will seek such alternate method or methods of sale, disposition or distribution as will maximize stockholder value.

    Solar Cell License

         In 1983, the Company acquired a 16-year license (the "License") from the University of Delaware covering a new process for the manufacture of solar cells. In connection with the acquisition of the License, the Company issued a $20,000,000 nonrecourse note (the "Note"), originally due in 1993 and bearing interest at the rate of 14% per year. The Note is secured by the Company's rights under the License and is to be paid prior to its due date solely on the basis of 4% of sales of products developed by this process, subject to certain minimum quarterly payments of $11,250 to $12,500. An amendment to the license agreement (the "License Agreement") extended its term to 2006; concurrently, the due date of the Note was extended to May 1999. As consideration for the amendment, the Company paid $115,000 in cash, which was charged to operations for the year ended June 30, 1994, and transferred 35,000 shares of Common Stock of AstroPower to the University of Delaware. The Company, for financial reporting purposes, has not recorded the Note and charges operations with any payments.

         The Board will consider alternate methods of maximizing the value of the License for the benefit of the Company's stockholders.

         At June 30, 1995, $8,240,000 of deferred taxes relating to the License Agreement was classified as a long-term liability. The Company will retain an amount in the Contingency Reserve necessary to satisfy deferred taxes which will fluctuate based on any royalty payments under the License, as well as the future taxable income of the Company. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust".

Conduct of the Company Following Adoption of the Plan

         It is anticipated that the present Directors and executive officers of the Company will continue to serve in such capacities following adoption of the Plan. Such Directors and officers will receive compensation for the duties then being performed as determined by the Board of Directors. The Board of Directors has not established specific guidelines for determination of the compensation to be paid to Directors and officers of the Company following adoption of the Plan. Such compensation will be determined by evaluation of all relevant factors, including, without limitation, the efforts of such individuals in successfully implementing the Plan and compensation payable in the financial community to individuals exercising similar authority and bearing similar responsibilities. Pursuant to the Plan, the Company may, in the absolute discretion of the Board, pay to the Company's officers, Directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of the Plan. Approval of the Plan shall also constitute the approval by the Company's stockholders of the payout of any such compensation. See "Potential Conflict of Interest of Certain Members of the Board of Directors" with respect to certain Employment Agreements in effect between the Company and certain executive officers, and certain termination notice provisions therein.

         Following adoption of the Plan by the Company's stockholders, the Company's activities will be limited to winding up its affairs and taking such action as may be necessary to preserve the value of its assets. The Company will seek to liquidate all of its assets in such manner and upon such terms as the Board of Directors determines to be in the best interests of the Company's stockholders. The prices at which the Company will be able to sell its various assets depend largely on factors beyond the Company's control, including, without limitation, the rate of inflation, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and governmental regulatory approvals. The Company may not obtain as high a price for a particular property as it might secure if the Company were not in liquidation.

         Pursuant to the Plan, the Company shall indemnify its officers, Directors, employees, agents and representatives for actions taken in connection with the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of assets of any liquidating trust established.

Contingent Liabilities; Contingency Reserve; Liquidating Trust

         Under Delaware law, the Company is required, in connection with its dissolution, to pay or provide for payment of all of its liabilities and obligations. Following approval of the Plan by the Company's stockholders, the Company will pay, or set aside as a Contingency Reserve, assets which it believes to be adequate for payment of all expenses and fixed and other known liabilities. The Company is currently unable to estimate with precision the extent of any Contingency Reserve which may be required, but any such sum (in addition to any assets contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders. See "Disposition of Certain Assets-Solar Cell License" for a discussion of a certain deferred tax liability of the Company.

         The actual size of the Contingency Reserve will be based upon estimates and opinions of management derived from consultations with outside experts and review of the Company's estimated operating expenses, including, without limitation, anticipated compensation payments, estimated investment banking, legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses and accrued expenses. There can be no assurance that the Contingency Reserve will be sufficient. Subsequent to its establishment, the Company will distribute to its stockholders any portions of the Contingency Reserve which it deems no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, the Company will distribute to its stockholders any remaining portion of the Contingency Reserve.

         If necessary for any reason in order to complete the liquidation and distribution of the Company's assets to the Company's stockholders, the Company may at any time transfer to a liquidating trust, as a final liquidating distribution or from time to time prior to a final liquidating distribution, any assets of the Company. If all the Company's assets are not sold or distributed prior to the fourth anniversary of the adoption of the Plan by the Company's stockholders, pursuant to the provisions of the Plan, the Company must transfer the assets not sold or distributed (including the Contingency Reserve) to such a liquidating trust. The sole purpose of the trust will be to liquidate on terms satisfactory to the liquidating trustees and distribute the proceeds of the assets formerly owned by the Company, after paying any remaining liabilities of the Company, to the Company's stockholders. The liquidating trust will be obligated to pay any expenses and liabilities of the Company which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

         The Plan authorizes the Board of Directors to appoint one or more individuals or corporate persons to act as trustee or trustees of the liquidating trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board of Directors determines. Approval of the Plan will constitute the approval by the Company's stockholders of any such appointment and liquidating trust agreement.

         In the event the Company fails to create an adequate Contingency Reserve for payment of its expenses and liabilities, or should such Contingency Reserve and the assets held by the liquidating trust be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the payment to creditors of such stockholder's pro rata share of such excess, limited to the amounts theretofore received by such stockholder from the Company or the liquidating trust.

         If a court holds at any time that the Company has failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the Contingency Reserve and the assets of the liquidating trust, a creditor of the Company could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed are needed to provide for the payment of the Company's expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or holders of Interests under the Plan.

Final Record Date

         The stock transfer books of the Company will be closed on the earlier to occur of (i) the close of business on the record date fixed by the Board for the final liquidating distribution or (ii) the date on which the Company ceases to exist under Delaware law (following any post-dissolution continuation period), and thereafter no further transfers will be recorded on the Company's books, and no further stock certificates will be issued, other than replacement certificates. It is anticipated that no further trading of the Company's shares will occur after such date (the "Final Record Date"). See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust" below. All liquidating distributions from the Company on or after the Final Record Date will be made to stockholders according to their stockholdings as of the Final Record Date. Prior or subsequent to the Final Record Date, the Company may, at its election, require stockholders to surrender certificates representing their shares of the Company's Common Stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by the Company or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Listing and Trading of the Common Stock and Interests in the Liquidating Trust

         The Company currently intends to close its transfer books on the Final Record Date and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in the shares will cease on such date.

         No determination has yet been made whether the Interests in the liquidating trust, if any, will be transferable. Such determination will be made by the Board of Directors of the Company prior to the transfer of assets to the liquidating trust and will be based on, among other things, the Board's estimate of the value of the assets being transferred to the liquidating trust, tax matters and the impact of compliance with applicable securities laws. If the Interests are not transferable, ownership may be assigned only by operation of law or upon death.

         As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Certain Federal Income Tax Consequences--The Liquidating Trust"), the distribution to the trust of assets could result in immediate tax liability to the holders of Interests without their being readily able to realize the value of such Interests to pay such taxes or otherwise. Should the Interests be transferable, the Company plans to distribute an information statement with respect to the liquidating trust at the time of the transfer of assets and the liquidating trust may be required to comply with the periodic reporting and proxy requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to holders of Interests. Even if transferable, the Interests are not expected to be listed on a national securities exchange or quoted through NASDAQ and the extent of any trading market therein cannot be predicted. Moreover, the Interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

Absence of Appraisal Rights

         Under Delaware law, the stockholders of the Company are not entitled to appraisal rights for their shares of the Company's stock in connection with the transactions contemplated by the Plan or to any similar rights of dissenters under Delaware law.

Certain Federal Income Tax Consequences

         The following discussion is a summary of material Federal income tax consequences to the Company's stockholders relevant to the Plan, but does not purport to be a complete analysis of all the potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service (the "IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate substantially in accordance with the Plan. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurances can be given that the tax treatment described herein will remain unchanged at the time of such distributions.

    Consequences to the Company

         After the adoption of the Plan and until the winding up of its affairs is completed and the Company ceases to exist, the Company will continue to be subject to tax on its taxable income. The Company will generally recognize gain or loss on sales of its property pursuant to the Plan. Upon any distribution of property to stockholders or to a liquidating trust pursuant to the Plan, the Company will generally recognize gain or loss as if such property was being sold to the stockholders at its fair market value.

    Consequences to Stockholders

         Stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property distributed to them, and (ii) their tax basis for their shares of the Company's Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors including the method of acquisition of such shares and the amount and nature of any distributions received with respect thereto.

         Gain or loss will be computed on a "per share" basis. The Company expects to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distribution and any prior liquidating distribution(s) received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of the liquidating distribution with respect to a share is less than the stockholder's tax basis for that share, as adjusted for prior distributions. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets.

         Upon any distribution of property, the stockholder's tax basis in such property will be the fair market value of such property at the time of distribution. The gain or loss recognized upon a future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the sales proceeds.

         After the close of its taxable year, the Company will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and its best estimate as to the value of the property distributed to them during that year. In the case of property which consists of stock or other securities which are traded in a public market, the fair market value will be based on the prices at which such stocks or securities are so traded at the time of distribution. In the case of other property, the fair market value will be determined by the Board of Directors. In making such determination, the Board may rely upon reports by independent appraisers. There is no assurance that the IRS would not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders (as well as the Company) might be changed.

    The Liquidating Trust

         If a liquidating trust is used, stockholders will be treated for tax purposes at the time of transfer as having received their pro rata share of property transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject. The liquidating trust itself should not be subject to tax. After formation of the trust, the stockholders must take into account for Federal income tax purposes their allocable portion of any income, expense, gain or loss recognized by the trust. As a result of the transfer of property to the trust and the ongoing operations of the trust, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust with which to pay such tax.

    Taxation of Non-United States Stockholders

         Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

State and Local Income Tax

         Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions and their Interests in the liquidating trust.

         THE COMPANY RECOMMENDS THAT EACH STOCKHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN.

Recommendation and Vote

         Approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company.

         THE BOARD OF DIRECTORS OF THE COMPANY, AFTER CAREFUL REVIEW AND CONSIDERATION OF THE TERMS OF THE PLAN, BELIEVES THAT THE LIQUIDATION IS IN THE BEST INTEREST OF THE COMPANY'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE ADOPTION OF THE PLAN. CERTAIN MEMBERS OF THE BOARD OF DIRECTORS MAY BE DEEMED TO HAVE A POTENTIAL CONFLICT OF INTEREST IN RECOMMENDING APPROVAL OF THE PLAN. SEE "POTENTIAL CONFLICT OF INTEREST OF CERTAIN MEMBERS OF THE BOARD OF DIRECTORS."

                           ELECTION OF DIRECTORS

         Five Directors are to be elected at the Annual Meeting of Stockholders to serve for a term of one year or until their respective successors have been elected and have qualified.

         The following table sets forth the positions and offices presently held with the Company by each nominee for election as Director, his age, and the number of shares of Common Stock of the Company beneficially owned by him, as of September 30, 1995. Proxies not marked to the contrary will be voted in favor of their election.

                          Positions                Common Stock
                          and Offices              Beneficially
                          Presently     Year       Owned and Approxi-
                          Held with     Became a   mate Percentage
Name                 Age  the Company   Director   of Class (1)
___________________  ___  ___________   _________  ___________________
Seymour Barth        67   President and   1959     1,494,973(2)(3)
                          Director                     29.5%(2)(3)

Gilbert H. Steinberg 64   Vice President, 1964     1,135,868(2)(4)
                          Treasurer and                22.4%(2)(4)
                          Director

Elliot J. Bergman    69   Vice President, 1964     1,035,431(2)(5)
                          Secretary and                20.4%(2)(5)
                          Director

Walter A. Steinberg  68   Director        1989          -0-

Elliot D. Spiro      66   Director        1994         10,400
                                                          *
     ______________
      *  Less than 1%

(1) For purposes of the above table, the number of shares of Common Stock owned and outstanding for a particular person is deemed to include options held by such person which are exercisable currently or within sixty days and shares issuable through September 30, 1995 pursuant to the Company's 401(k) Plan as discussed below.

(2) Includes for each of Messrs. Barth, G. Steinberg and Bergman 130,854 shares over which they have voting power as trustees under the Company's 401(k) Plan (including 6,084, 5,612 and 5,612 shares allocated to the accounts of Messrs. Barth, G. Steinberg and Bergman, respectively).

(3) Includes 471,607 shares issuable pursuant to options which are currently exercisable. Also includes 250,000 shares held in trust for the benefit of Mr. Barth's family, as to which trust Mr. Barth serves as co-trustee. Excludes 110,000 shares held in trust for the benefit of Mr. Barth's children, as to which shares Mr. Barth disclaims any beneficial interest.

(4) Includes 474,769 shares issuable pursuant to options which are currently exercisable.

(5) Includes 490,921 shares issuable pursuant to options which are currently exercisable. Also includes 225,000 shares held in various trusts for the benefit of Mr. Bergman's family, as to which trusts Mr. Bergman serves as co-trustee.

            Seymour Barth has served as President of the Company since 1964 and as a Director of the Company since its inception in 1959.

            Gilbert H. Steinberg has served as a Director, Vice
President and Treasurer of the Company since 1964.

            Elliot J. Bergman has served as a Director, Vice
President and Secretary of the Company since 1964.

            Walter A. Steinberg has been an independent engineering consultant for more than the past five years.

            Elliot D. Spiro has served as Chairman and Chief
Executive Officer of Branch Insurance Agency, a property/casualty and financial services insurance agency, for more than the past five years.

            The Board held four meetings during the fiscal year ended June 30, 1995 ("Fiscal 1995"). Each incumbent Director who then served on the Board attended all four meetings. The Board also acted on one occasion during Fiscal 1995 by unanimous written consent in lieu of a meeting.

            The Audit Committee of the Board is charged with the review of the activities of the Company's independent auditors, including the fees, services, and scope of such audit. The Committee is composed of Messrs. G. Steinberg, W. Steinberg and Spiro. Such Committee did not meet during Fiscal 1995.

            The Stock Option Committee of the Board reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's Amended and Restated 1981 Stock Option Plan (which expired by its terms in April 1991, but under which options are still outstanding) and 1991 Stock Option Plan. The Committee, which is currently composed of Messrs. W. Steinberg and Spiro, did not meet during Fiscal 1995.

            The Company has neither a nominating committee, charged with the search for and recommendation to the Board of potential nominees for Board positions, nor a compensation committee, charged with periodically reviewing the compensation of the Company's officers and employees. These functions are performed by the Board as a whole. The Board will consider stockholder recommendations for Board positions which are made in writing to the Company's President.

            Messrs. W. Steinberg and Spiro are entitled to receive $5,000 per year for their services as a Director. No other
Directors receive compensation for their services as such.

            There is no family relationship among any of the executive officers and Directors of the Company.

            To the Company's knowledge, based solely on a review of the copies of Forms 5 furnished to the Company and written representations that no other reports were required during Fiscal 1995, all Section 16(a) filing requirements applicable to the Company's officers, Directors and 10% stockholders were complied with, except that Messrs. Barth, G. Steinberg and Bergman did not file their respective Forms 5 timely. Each Form 5 reported the acquisition of shares of Common Stock of the Company pursuant to its 401(k) Plan.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

  Summary Compensation Table

            The following table sets forth the compensation paid by the Company during Fiscal 1995, 1994 and 1993 to each executive officer of the Company:

                                Annual
                             Compensation     Long-Term Compensation
                                               Awards      Payouts


     Name and                                  Shares
     Principal                                 Underlying All Other
     Position          Year  Salary     Bonus  Options    Compensation

     Seymour Barth     1995  $309,518        0        0     $4,686 (1)
     President         1994  $304,116        0  100,000     $4,571 (2)
                       1993  $304,116   $5,848        0     $2,716 (3)

     Elliot Bergman    1995  $217,830        0        0     $4,357 (1)
     Vice President &  1994  $214,008        0  100,000     $3,209 (2)
     Secretary         1993  $214,008   $4,116        0     $3,205 (3)

     Gilbert Steinberg 1995  $217,830        0        0     $4,357 (1)
     Vice President &  1994  $214,008        0  100,000     $3,209 (2)
     Treasurer         1993  $214,008   $4,116        0     $3,205 (3)


______________________
(1) Represents 1,079, 1,030 and 1,030 shares contributed by the Company to the accounts of Messrs. Barth, Bergman and G. Steinberg, respectively, for Fiscal 1995 pursuant to the terms of its 401(k)
Plan.

(2) Represents 1,071, 752 and 752 shares contributed by the Company to the accounts of Messrs. Barth, Bergman and G. Steinberg, respec-tively, for Fiscal 1994 pursuant to the terms of its 401(k) Plan.

(3) Represents 673, 779 and 779 shares contributed by the Company to the accounts of Messrs. Barth, Bergman and G. Steinberg, respectively, for Fiscal 1993 pursuant to the terms of its 401(k)
Plan.

  Option Grants

            No options were granted to Mr. Barth, Mr. Bergman or Mr.
G. Steinberg during Fiscal 1995.

  Fiscal Year End Option Value Table

            The following table sets forth information concerning the values of unexercised options held by each executive officer of the Company as of June 30, 1995:

                                                  Value of Unexercised
                        Number of Unexercised     In-the-Money Options
                        Options at June 30, 1995  at June 30, 1995
                        Exercisable/              Exercisable/
     Name               Unexercisable             Unexercisable
     _________________  ________________________  ____________________
     Seymour Barth      371,607/100,000           $538,430/56,300

     Elliot Bergman     390,921/100,000           $626,541/56,300

     Gilbert Steinberg  374,769/100,000           $552,838/56,300


            No options were exercised by Mr. Barth, Mr. Bergman or Mr. G. Steinberg during Fiscal 1995.

  Stock Retirement Agreement

            The Company and Messrs. Barth, G. Steinberg and Bergman are parties to a Stock Retirement Agreement which requires the Company, upon the death of any of such persons, to purchase 30% of all shares of Common Stock of the Company included in the gross estate of the deceased stockholder at a price equal to the greater of the average market price of such shares over the six months preceding the date of death or the book value thereof. At June 30, 1995, the Company carried term life insurance in the amounts of $2,000,000, $1,250,000 and $1,000,000 upon the lives of Messrs.
Barth, G. Steinberg and Bergman, respectively.

  Employment Agreements

            The Company has entered into Employment Agreements with each of Messrs. Barth, G. Steinberg and Bergman which provide for, among other things, the following: (i) minimum annual compensation of $304,116 for Mr. Barth and $214,008 for each of Messrs. G. Steinberg and Bergman (effective September 5, 1994, the annual compensation payable to Messrs. Barth, G. Steinberg and Bergman was increased to $310,807, $218,716 and $218,716, respectively); (ii)
a term ending upon the earliest to occur of the following: (a) the employee's death or incapacity; (b) "cause", as defined in the Employment Agreement; (c) at the election of the Company, upon not less than three years prior written notice to the employee; or (d) at the election of the employee, upon not less than six months prior written notice to the Company; and (iii) in the event the employee's employment shall terminate as a result of death or incapacity, the Company shall be obligated to make annual payments to the employee or his estate or representative for a period of three years in an amount equal to 50% of the compensation paid or payable to the employee with respect to the fiscal year immediately preceding the fiscal year in which his employment terminated.

                          PRINCIPAL STOCKHOLDERS

            The following table sets forth, to the knowledge of the Company, certain information regarding the Company's outstanding Common Stock beneficially owned as of September 30, 1995 (i) by each person who is known by the Company to own beneficially or exercise voting or dispositive control over more than 5% of the Company's Common Stock, (ii) by each of the Company's Directors, and (iii) by all executive officers and Directors as a group:

      Name and             Number of Shares         Approximate
     Address of             and Nature of          Percentage of
  Beneficial Owner       Beneficial Ownership   Outstanding Shares(1)
________________________ ____________________   _____________________
Seymour Barth...........     1,494,973(2)(3)        29.5%(2)(3)
6 Nevada Drive
Lake Success, New York

Gilbert H. Steinberg....     1,135,868(2)(4)        22.4%(2)(4)
6 Nevada Drive
Lake Success, New York

Elliot J. Bergman.......     1,035,431(2)(5)        20.4%(2)(5)
6 Nevada Drive
Lake Success, New York

Morris Barth, trustee of
various trusts for the
benefit of the descendants
of Seymour Barth........       300,000               6.5%
c/o Astrosystems, Inc.
6 Nevada Drive
Lake Success, New York

Elliot D. Spiro.........        10,400              *
71 South Central Avenue
Valley Stream, New York

All executive officers
and Directors as a group     3,414,964(2)(3)        56.7%(2)(3)
(5 persons)                           (4)(5)             (4)(5)

__________________
 *  Less than 1%

(1) For purposes of the above table, the number of shares of Common Stock owned and outstanding for a particular person is deemed to include options held by such person which are exercisable currently or within sixty days and shares issuable through September 30, 1995 pursuant to the Company's 401(k) Plan as discussed below.

(2) Includes for each of Messrs. Barth, G. Steinberg and Bergman 130,854 shares over which they have voting power as trustees under the Company's 401(k) Plan (including 6,084, 5,612 and 5,612 shares allocated to the accounts of Messrs. Barth, G. Steinberg and Bergman, respectively).

(3) Includes 471,607 shares issuable pursuant to options which are currently exercisable. Also includes 250,000 shares held in trust for the benefit of Mr. Barth's family, as to which trust Mr. Barth serves as co-trustee. Excludes 110,000 shares held in trust for the benefit of Mr. Barth's children, as to which shares Mr. Barth disclaims any beneficial interest.

(4) Includes 474,769 shares issuable pursuant to options which are currently exercisable.

(5) Includes 490,921 shares issuable pursuant to options which are currently exercisable. Also includes 225,000 shares held in various trusts for the benefit of Mr. Bergman's family, as to which trusts Mr. Bergman serves as co-trustee.

             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors has selected the firm of Richard
A. Eisner & Company, LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 1996 and proposes ratification by the stockholders of the selection. Such firm has acted as independent auditors of the Company's accounts since 1967.

          If the stockholders do not ratify the reappointment of Richard A. Eisner & Company, LLP, the selection of independent auditors will be reconsidered by the Board.

          It is anticipated that a representative of Richard A. Eisner & Company, LLP will attend the Meeting. Such representative will be afforded the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

Recommendation and Vote

          Ratification of the selection of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending June 30, 1996 requires the affirmative vote of the holders of a majority of the Common Stock present in person or by Proxy at the Meeting.

          The Board recommends a vote FOR the ratification of the selection of such firm.

                        STOCKHOLDER PROPOSALS

          Stockholder proposals intended to be presented at the Company's next Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices by ________, 1996 for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting.

            INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          This Proxy Statement is accompanied by a copy of the Company's Annual Report to Stockholders for Fiscal 1995.

          The Company hereby incorporates by reference into this Proxy Statement the Company's Form 10-KSB for the fiscal year ended June 30, 1995, as filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act.

                             FORM 10-KSB

          A copy of the Company's Form 10-KSB for the fiscal year ended June 30, 1995, as filed with the SEC (excluding exhibits), will be forwarded, without charge, to any stockholder of the Company entitled to vote at the Meeting, upon written request to the Company at 6 Nevada Drive, Lake Success, New York 11042,
Attention: Treasurer.

                                     Elliot J. Bergman,
                                     Secretary
Lake Success, New York
______________, 1995

                                                       EXHIBIT A


           PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF

                           ASTROSYSTEMS, INC.

          This Plan of Complete Liquidation and Dissolution (the "Plan") of Astrosystems, Inc., a Delaware corporation (the "Company"), is intended to accomplish the complete liquidation and dissolution of the Company in accordance with the Delaware General Corporation Law and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

          1. The Board of Directors of the Company has adopted this Plan and called a meeting of the Company's stockholders to take action on this Plan. If at said meeting of the Company's stockholders a majority of the outstanding Common Stock, par value $.10 per share (the "Common Stock"), of the Company votes for the adoption of this Plan, the Plan shall constitute the adopted Plan of the Company as of the date on which such stockholder approval is obtained (the "Adoption Date").

          2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the values of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan.

          No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

          3. From and after the Adoption Date, the Company shall complete the following corporate actions:

               (a) The Company shall collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and its stockholders. In connection with such collection, sale, exchange and other disposition, the Company shall marshall its assets and collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company. As part of the foregoing, the Company shall cause its wholly-owned subsidiaries to liquidate and dissolve in a manner consistent with this Plan.

               (b) The Company shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

               (c) The Company shall distribute pro rata to the Company's stockholders all its remaining property and assets, including the proceeds of any sale, exchange or disposition, except such property or assets as are required for paying or making provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and may be in cash or in kind, in such manner, and at such time or times, as the Board of Directors, in its absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, the Company may establish and set aside a reasonable amount (the "Contingency Reserve") to satisfy claims against the Company (other than claims of a stockholder in its capacity as such), including, without limitation, tax obligations, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and of the liquidation and dissolution provided for in this Plan. The Contingency Reserve may consist of cash and/or property.

          4. The distributions to the Company's stockholders pursuant to Section 3 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company.
As a condition to receipt of any distribution to the Company's stockholders, the Board of Directors, in its absolute discretion, may require stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Company's stockholders, the Board of Directors, in its absolute discretion, may require stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity.

          The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earlier to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, or (ii) the date on which the Company ceases to exist under the Delaware General Corporation Law (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

          5. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

          6. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the Company's stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Company's stockholders (the "Trustees"), under a trust (the "Trust"), any assets of the Company which are (i) not reasonably susceptible to distribution to the Company's stockholders, including assets held on behalf of the Company's stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as hereinabove required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder or
(ii) held as the Contingency Reserve.

          The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the Trustee or Trustees for the benefit of the Company's stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, the Trustees shall have the full power to liquidate, deal with, give receipt for and manage all of the property and assets conveyed to the Trustees by the Company, to the exclusion of the Company and its officers and directors, and any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to its stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company (who shall be considered the owners of the Trust within the meaning of Subpart E of Subchapter J of the Code) and not for the use or benefit of the Trustees or any other person and any assumption of liabilities and obligations of the Company by the Trustees shall be solely in their capacity as Trustee. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

          7. Whether or not a Trust shall have been established pursuant to Section 6, in the event it should not be feasible for the Company to make the final distribution to stockholders of all assets and properties of the Company prior to the date which is four years after the Adoption Date, then, on or before such date, the Company shall be required to establish a Trust pursuant to Section 6 and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6.

          8. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with Section 275 of the Delaware General Corporation Law.

          9. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company not otherwise distributed to the stockholders in kind, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

          10. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

          11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the payment of any such compensation.

          12. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary to cover the Company's obligations hereunder.

          13. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company's stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Company's stockholders to the extent permitted by the Delaware General Corporation Law.

          14. The Board of Directors of the Company is hereby authorized, without further action by the Company's stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                           ASTROSYSTEMS, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints SEYMOUR BARTH and ELLIOT J. BERGMAN as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the Common Stock of Astrosystems, Inc. (the "Company") held of record by the undersigned at the close of business on ___________________, 1995 at the Annual Meeting of Stockholders to be held on __________________, 1995 or any adjournment thereof.


     1.  Proposal to approve the adoption of a Plan of Complete
Liquidation and Dissolution.
             _____ FOR     _____ AGAINST     _____ ABSTAIN

     2.  Election of Directors

         FOR all nominees listed below    WITHHOLD AUTHORITY
         (except as marked to the         to vote for all nominees
         contrary below). _____           listed below. _____


    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

       SEYMOUR BARTH      GILBERT H. STEINBERG      ELLIOT J. BERGMAN

               WALTER A. STEINBERG            ELLIOT D. SPIRO

     3. Proposal to ratify the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending June 30, 1996.

               _____ FOR     _____  AGAINST      _____  ABSTAIN

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                          (Continued and to be signed
                                 on next page)

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, and 2 and 3 and in favor of any proposal to adjourn the meeting in order to allow the Company additional time to obtain sufficient Proxies with regard thereto.


                                  DATED:.........................,199_
                                  Please sign exactly as name appears
                                  below.  When shares are held by
                                  joint tenants, both should sign.
                                  When signing as attorney, executor,
                                  administrator, trustee or guardian,
                                  please give full title as such.  If
                                  a corporation, please sign in full
                                  corporate name by the President or
                                  other authorized officer.  If a
                                  partnership, please sign in full
                                  partnership name by authorized
                                  person.


                                  ____________________________________
                                  Signature



                                  ____________________________________
                                  Signature, if held jointly



               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                   PROMPTLY USING THE ENCLOSED ENVELOPE